Exhibit 8.1

Subsidiaries of the Registrant

Entity name	Jurisdiction of organisation	Ownership Interest
Markit Group (Australia) Pty Limited	Australia	100%
CoreOne Technologies (Belgium) BVBA	Belgium	100%
CoreOne Technologies – DeltaOne Solutions, Inc.	California	100%
Markit Analytics Inc.	Canada	100%
Markit Group (Canada) Limited	Canada	100%
BOAT Limited	Cayman Islands	100%
Compliance Technologies International, LLC	Delaware	52.8%
CoreOne Technologies Holdings LLC	Delaware	100%
CoreOneTechnologies LLC	Delaware	100%
CorrectNet LLC	Delaware	100%
Information Mosaic, Inc.	Delaware	100%
Markit CTI Holdings LLC	Delaware	52.8%
Markit EDM Inc.	Delaware	100%
Markit North America, Inc.	Delaware	100%
Markit on Demand, Inc.	Delaware	100%
Markit Securities Finance Analytics Inc.	Delaware	100%
MarkitOne Holdings LLC	Delaware	100%
MarkitSERV, LLC	Delaware	100%
Vendata LLC	Delaware	100%
WSOD Holding Corporation	Delaware	100%
CoreOne Technologies-DeltaOne Solutions Limited	England & Wales	100%
Information Mosaic (UK) Limited	England & Wales	100%
Markit Analytics (UK) Limited	England & Wales	100%
Markit Economics Limited	England & Wales	100%
Markit EDM Hub Limited	England & Wales	100%
Markit EDM Limited	England & Wales	100%
Markit Equities Limited	England & Wales	100%
Markit Genpact KYC Services Limited	England & Wales	53.3%
Markit Group (UK) Limited	England & Wales	100%
Markit Group Holdings Limited	England & Wales	100%
Markit Group Limited	England & Wales	100%
Markit Indices Limited	England & Wales	100%
Markit Securities Finance Analytics Consulting Limited	England & Wales	100%
Markit Securities Finance Analytics Limited	England & Wales	100%
Markit Valuations Limited	England & Wales	100%
Markit Valuation Services Limited	England & Wales	100%
MarkitSERV FX Limited	England & Wales	100%
MarkitSERV Holdings Limited	England & Wales	100%
MarkitSERV Limited	England & Wales	100%
Option Computers Limited	England & Wales	100%
RCP Trade Solutions Limtied	England & Wales	100%
Securities Finance Systems Limited	England & Wales	100%
Securities Lending Services Group Limited	England & Wales	100%
Thinkfolio Limited	England & Wales	100%
TradeSTP Limited	England & Wales	100%
CoreOne Technologies (Hong Kong) Limited	Hong Kong	100%
Markit Group (Hong Kong) Limited	Hong Kong	100%
CoreOne Technologies India Private Limited	India	100%
Information Mosaic Software Private Limited	India	100%
Markit India Services Private Limited	India	100%
Information Mosaic Limited	Ireland	100%
Markit Group Japan K.K.	Japan	100%
Markit Luxembourg Sàrl	Luxembourg	100%

Entity name	Jurisdiction of organisation	Ownership Interest
Information Mosaic Asia SND. BHD.	Malaysia	100%
Markit NV	Netherlands	100%
ABC Enterprise Systems, Inc.	Nevada	100%
Transaction Auditing Group, Inc.	Nevada	100%
Information Mosaic Asia Pte. Ltd.	Singapore	100%
Markit Asia Pte. Limited	Singapore	100%
Option Computers Pte. Ltd.	Singapore	100%
ThinkFolio Pty Limited	South Africa	100%
Markit WSO Corporation	Texas	100%